Exhibit 10.4
[ENTREMED LETTERHEAD]
March 29, 2007
Carolyn F. Sidor, M.D.
Vice-President and Chief Medical Officer
EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850
     Re: Amendment to Employment Agreement Effective as of December 1, 2004
Dear Carolyn:
     This letter is to confirm the proposed amendment to the terms of your employment agreement, effective as of December 1, 2004 (the “Agreement”). The Compensation Committee approved this amendment on March 9, 2007. Capitalized terms used in this letter without definition have the meanings set forth in the Agreement.
     We propose to amend and restate Section 10(c)(B) of the Agreement as follows:
“(B) a reduction by the Company in Executive’s annual Base Salary as in effect on the date hereof or subsequently in effect hereunder, except as agreed to by Executive, unless such change was applicable to all senior executives of the Company;”
     If the amendment to Section 10(c)(B) is acceptable to you, please countersign this letter in the space indicated below. This amendment to the Agreement will be effective on the date of your signature. All other terms and conditions of the Agreement will remain in full force and effect.

Sincerely,
/s/ James S. Burns
James S. Burns
President and Chief Executive Officer

Accepted and Agreed as of April 16, 2007

/s/ Carolyn F. Sidor
Carolyn F. Sidor, M.D.